EXHIBIT 99.1

REVOCABLE PROXY

COMMUNITY NATIONAL CORPORATION

THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF COMMUNITY NATIONAL CORPORATION

The undersigned shareholder of Community National Corporation, an Ohio corporation (“Community”), hereby constitutes and appoints                  and                 , or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Community to be held at         , local time, on                         , 2009, at                                  (the “Special Meeting”), and at any adjournments thereof, and to vote all of the Community common shares which the undersigned is entitled to vote at the Special Meeting or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement dated                         , 2009:

1.	To adopt and approve the Agreement and Plan of Merger dated as of June 30, 2009, by and between Community and NB&T Financial Group, Inc., and to approve the transactions contemplated thereby, including the merger of Community with and into NB&T Financial Group, Inc.

         FOR                                 AGAINST                                 ABSTAIN

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

         FOR                                 AGAINST                                 ABSTAIN

3.	In their discretion, upon any other matter that properly comes before the Special Meeting or any adjournment thereof. The Board of Directors is unaware of any other business to be transacted at the Special Meeting.

The Board of Directors recommends a vote “FOR” each of the foregoing proposals.

THE SHARES OF COMMUNITY COMMON STOCK EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE SHARES OF COMMUNITY COMMON STOCK EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.

All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Community and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on this Revocable Proxy. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please give your full title. If the shares of Community common stock are held jointly, each holder must sign.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date

PLEASE DATE, SIGN AND RETURN THIS REVOCABLE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.